31 October 2012

Report of Independent Auditors

To the Directors of Rio Tinto Alcan Inc.

We have audited the accompanying carve-out balance sheets of Sebree, a component of the Rio Tinto Group as described in Note 1, as of 31 December 2011, 2010, 2009 and 2008, and the related carve-out statements of operations, comprehensive income (loss), changes in invested equity and cash flows for the three-year period ended 31 December 2011. These financial statements are the responsibility of the Rio Tinto Alcan Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Sebree component at 31 December 2011, 2010, 2009 and 2008, and the results of its operations and its cash flows for the three-year period ended 31 December 2011 in conformity with accounting principles generally accepted in the United States of America.

Without qualifying our opinion, we draw attention to the fact that, as described in Note 1, the Sebree component has not operated as a separate entity. These carve-out financial statements are, therefore, not necessarily indicative of results that would have occurred if the Sebree component had been a separate stand-alone entity during the years presented or of the future results of the Sebree component.

/s/ PricewaterhouseCoopers LLP1

__________________________
1CPA auditor, CA, public accountancy permit No. A113048

RIO TINTO
SEBREE
DECEMBER 31, 2011

RIO TINTO
SEBREE

CARVE-OUT STATEMENTS OF OPERATIONS

		Years Ended December 31,
(in thousands of US dollars)	Notes	2011	2010	2009
Sales and operating revenues
– third parties		$528,272	$467,057	$375,078
– related parties	11	–	–	175
		528,272	467,057	375,253
Costs and expenses
Cost of sales and operating expenses, excluding depreciation and amortization and accretion expense shown below:		420,562	367,745	343,377
Depreciation and amortization	6	29,423	29,024	26,811
Accretion expense	8	3,520	3,208	3,336
Selling and administrative expenses
− third parties		5,158	3,141	4,150
− related parties	11	8,215	7,936	7,023
Research and development expenses – related parties	11	2,235	2,436	2,106
Other expenses (income) – net
– third parties	2	4,124	(313)	1,125
– related parties	2, 11	(29)	(44)	−
		473,208	413,133	387,928
Income (loss) before income taxes		55,064	53,924	(12,675)
Income tax expense (benefit)	3	22,643	21,631	(4,789)
Net income (loss)		$32,421	$32,293	$(7,886)

The accompanying notes are an integral part of the carve-out financial statements.

RIO TINTO
SEBREE

CARVE-OUT STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

		Years Ended December 31,
(in thousands of US dollars)	Notes	2011	2010	2009
Net income (loss)		$32,421	$32,293	$(7,886)
Other comprehensive income (loss):
Actuarial gains (losses) on post retirement benefit plans – net of tax of $3,752, $1,252 and $(1,165), respectively	9	(5,892)	(1,968)	1,832
Other comprehensive income (loss) – net of tax		(5,892)	(1,968)	1,832
Total comprehensive income (loss)		$26,529	$30,325	$(6,054)

The accompanying notes are an integral part of the carve-out financial statements.

RIO TINTO
SEBREE

CARVE-OUT BALANCE SHEETS

		At December 31,
(in thousands of US dollars)	Notes	2011	2010	2009	2008
ASSETS
Current assets
Cash and cash equivalents		$130	$151	$72	$116
Restricted cash	4, 12	15,969	15,080	18,466	–
Trade receivables – net of allowance for doubtful accounts of nil at 2011, ($139) at 2010 and 2009, and nil at 2008
– third parties		1,250	713	1,001	912
– related parties	11	−	101	62	8
Inventories	5	80,168	66,104	54,431	58,014
Prepaid expenses and other current assets		266	552	688	1,277
Deferred income tax assets	3	2,070	9,933	8,051	9,087
Total current assets		99,853	92,634	82,771	69,414
Non-current assets
Restricted cash	4, 12	–	11,037	24,731	–
Property, plant and equipment – net	6	310,479	300,597	322,145	332,501
Other assets		238	253	397	416
Total assets		$410,570	$404,521	$430,044	$402,331
LIABILITIES AND INVESTED EQUITY
Current liabilities
Trade payables
– third parties		$4,803	$4,316	$3,544	$7,548
– related parties	11	11,660	6,999	8,766	14,302
Accrued liabilities and other payables	7	27,462	24,830	25,726	27,013
Deferred supplier incentives	12	9,985	30,521	31,365	–
Asset retirement obligations	8	2,209	1,623	2,409	2,087
Post retirement benefits	9	511	1,072	817	287
Total current liabilities		56,630	69,361	72,627	51,237
Non-current liabilities
Deferred supplier incentives	12	–	5,184	35,145	–
Asset retirement obligations	8	70,636	66,615	66,025	63,760
Post retirement benefits	9	29,383	19,506	21,203	21,257
Deferred income tax liabilities	3	47,083	61,466	59,686	70,366
Total liabilities		203,732	222,132	254,686	206,620
Commitments and contingencies	12
Invested equity
Owner’s net investment		223,419	193,078	184,079	206,264
Accumulated other comprehensive income (loss)		(16,581)	(10,689)	(8,721)	(10,553)
Total invested equity		206,838	182,389	175,358	195,711
Total liabilities and invested equity		$410,570	$404,521	$430,044	$402,331

The accompanying notes are an integral part of the carve-out financial statements.

RIO TINTO
SEBREE

CARVE-OUT STATEMENTS OF CASH FLOWS

	Years Ended December 31,
(in thousands of US dollars)	2011	2010	2009
OPERATING ACTIVITIES
Net income (loss)	$32,421	$32,293	$(7,886)
Adjustments to determine net cash provided by (used in) operating activities:
Depreciation and amortization	29,423	29,024	26,811
Accretion expense	3,520	3,208	3,336
Amortization of deferred supplier incentives	(29,970)	(30,805)	(14,229)
General corporate expenses allocated by the Owner	8,215	7,936	7,023
Net (gains) losses on derivative financial instruments allocated by the Owner	2,368	(3,696)	76
Bad debt expense (recoveries) − net	689	(816)	812
Retirement and write-off of property, plant and equipment	3,328	1,107	772
Changes in:
Trade receivables
– third parties	(1,226)	1,104	(901)
– related parties	101	(39)	(54)
Inventories	(14,064)	(11,673)	3,583
Prepaid expenses and other current assets	286	136	589
Trade payables
– third parties	487	772	(4,004)
– related parties	4,661	(1,767)	(5,536)
Accrued liabilities and other payables	2,544	228	1,167
Net change in deferred income tax assets and liabilities	(6,520)	(102)	(9,644)
Net change in other assets	15	144	19
Net change in post retirement benefits	3,424	(3,410)	2,308
Receipt of deferred supplier incentives	4,250	–	80,739
Settlement of liabilities related to asset retirement obligations	(1,713)	(2,297)	(1,726)
Net cash provided by (used in) operating activities	42,239	21,347	83,255
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(39,745)	(10,814)	(18,704)
Escrow of restricted cash	(4,250)	−	(46,772)
Release of restricted cash	14,398	17,080	3,575
Net cash provided by (used in) investing activities	(29,597)	6,266	(61,901)
FINANCING ACTIVITIES
Net cash transfers (to) from the Owner	(12,663)	(27,534)	(21,398)
Net cash provided by (used in) financing activities	(12,663)	(27,533)	(21,398)
Net increase (decrease) in cash and cash equivalents	(21)	79	(44)
Cash and cash equivalents – beginning of year	151	72	116
Cash and cash equivalents – end of year	$130	$151	$72

Supplemental disclosure of non-cash investing information:
Net changes to property, plant and equipment due to changes in asset retirement obligations	$2,800	$(1,107)	$977

The accompanying notes are an integral part of the carve-out financial statements.

RIO TINTO
SEBREE

CARVE-OUT STATEMENTS OF CHANGES IN INVESTED EQUITY

(in thousands of US dollars)	Owner’s Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Invested Equity
Balance at December 31, 2008	$206,264	$(10,553)	$195,711
Net income (loss) – Year ended December 31, 2009	(7,886)		(7,886)
Other comprehensive income (loss):
Actuarial gains (losses) on post retirement benefit plans – net of tax of $(1,165)		1,832	1,832
Net transfers (to) from the Owner	(14,299)		(14,299)
Balance at December 31, 2009	184,079	(8,721)	175,358
Net income (loss) – Year ended December 31, 2010	32,293		32,293
Other comprehensive income (loss):
Actuarial gains (losses) on post retirement benefit plans – net of tax of $1,252		(1,968)	(1,968)
Net transfers (to) from the Owner	(23,294)		(23,294)
Balance at December 31, 2010	193,078	(10,689)	182,389
Net income (loss) – Year ended December 31, 2011	32,421		32,421
Other comprehensive income (loss):
Actuarial gains (losses) on post retirement benefit plans – net of tax of $3,752		(5,892)	(5,892)
Net transfers (to) from the Owner	(2,080)		(2,080)
Balance at December 31, 2011	$223,419	$(16,581)	$206,838

The accompanying notes are an integral part of the carve-out financial statements.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

1.    BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business
At December 31, 2011, Sebree was a component of Alcan Primary Products Corporation (“APPC”), a corporation owned by the Rio Tinto Group, which is comprised of Rio Tinto plc and Rio Tinto Limited. References herein to Rio Tinto or the Owner refer to the Rio Tinto Group and, where applicable, one or more of its subsidiaries, affiliates and joint ventures. References herein to “Sebree”, “we”, “our”, or “us” refer to the Sebree entity.

Sebree is an aluminum smelting plant located in Robards, Kentucky, United States, and manufactures and sells a range of aluminum billets and other remelt metal products.

During October 2011, Rio Tinto announced that it intended to streamline its Aluminium Product Group following a strategic review whereby divestment options for the Sebree smelter would be investigated and evaluated. In connection with and preparation for the divestment of Sebree, the accompanying carve-out financial statements have been prepared on the basis described below.

Basis of Presentation
Sebree’s financial statements are presented using accounting principles generally accepted in the United States of America (“GAAP”) on a carve-out accounting basis. Sebree’s functional and reporting currency is the United States (“US”) dollar.

The carve-out balance sheets at December 31, 2011, 2010, 2009 and 2008 and the related carve-out statements of operations, comprehensive income (loss), cash flows and changes in invested equity for the years ended December 31, 2011, 2010 and 2009 have been derived from the accounting records of Rio Tinto using the historical results of operations and historical bases of assets and liabilities of Sebree, including the effects of push down accounting from the Rio Tinto acquisition of Alcan Inc. (“Alcan”) during 2007.

Management believes the assumptions underlying the carve-out financial statements are reasonable, including the allocations described below under the caption Allocations from the Owner. However, the carve-out financial statements included herein may not necessarily represent what Sebree’s results of operations, financial position and cash flows would have been had it been a stand-alone entity during the years presented, or what Sebree’s results of operations, financial position and cash flows may be in the future.

As these carve-out financial statements represent a business of the Owner which is not a separate legal entity, the net assets of Sebree have been presented herein as Owner’s net investment, a component of Invested equity. Invested equity is comprised primarily of: (i) the initial investment to acquire and establish the net assets of Sebree (and any subsequent adjustments thereto); (ii) the accumulated net income and other comprehensive income (losses) of Sebree; (iii) net transfers to or from the Owner related to cash management functions performed by the Owner, such as the collection of trade receivables and the payment of trade payables and wages and salaries; (iv) certain corporate cost allocations; (v) allocated gains and losses on derivative financial instruments; and (vi) changes in certain income tax liabilities and assets.

Related Parties
Balances and transactions between Sebree and the Owner have been identified as related party balances and transactions in the accompanying carve-out financial statements.

Cash Management and Funding
The Owner performs substantially all cash management and treasury functions for Sebree. None of the Owner’s cash and cash equivalents has been allocated to Sebree in the carve-out financial statements.

Substantially all of Sebree’s operations are funded directly by the Owner, including, but not limited to, purchases of inventory, operating expenses and capital expenditures. Sebree records this activity in its carve-out financial statements and, in lieu of recording trade payables to its Owner, records a corresponding credit to Owner’s net investment. As discussed in the section below entitled Summary of Significant Accounting Policies – Revenue Recognition and Sales Office Operations, Sebree sells substantially all of its finished products through a sales office of the Owner and, in lieu of recording trade receivables from the sales office (and subsequently cash-settling such balances), records a corresponding charge against Owner’s net investment for the invoiced amounts.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Allocations from the Owner
In addition to the carve-out of the operations and the net assets of Sebree, the accompanying carve-out financial statements of Sebree also include: (i) allocations of certain of the Owner’s general corporate expenses; and (ii) allocated gains and losses on derivative financial instruments, with corresponding offsetting amounts included in Owner’s net investment as non-cash transfers.

The expenses and gains and losses allocated are not necessarily indicative of the amounts that would have been incurred had Sebree performed these functions as a stand-alone entity, nor are they indicative of expenses that will be charged or incurred in the future. It is not practical to estimate the amount of expenses and gains and losses that Sebree would have incurred for the years presented had it not been an affiliated entity of the Owner in each of those years. Allocated items are described below.

General Corporate Expenses
The Owner allocates certain of its general corporate expenses to Sebree, comprised of costs incurred in the: (i) finance; (ii) human resources; (iii) legal; (iv) information systems and technology; (v) health, safety and environmental; (vi) corporate; and (vii) external affairs functions of the Owner, as well as a portion of the Owner’s executive office costs. The allocated expenses are mainly comprised of salaries, including variable compensation and other direct costs of the various functions. The allocation to Sebree is based on Sebree’s proportional share of the Owner’s total average headcount and total assets.

General corporate expense allocations are included in Selling and administrative expenses – related parties in Sebree’s carve-out statements of operations and are summarized in the following table.

	Years Ended December 31,
	2011	2010	2009
General corporate expenses allocated by the Owner	$8,215	$7,936	$7,023

Derivative Financial Instruments
Sebree participates in the Owner’s derivative financial instruments program related to risk management. In conducting its business, the Owner uses various derivative financial instruments to manage aluminum price risk. Sebree does not directly enter into any derivative financial instruments. Although the derivative financial instruments are intended to act as economic hedges, none of the derivative financial instruments used is designated for hedge accounting.

Realized and unrealized gains and losses incurred at the Owner level are allocated to Sebree on a proportional basis appropriately under the basis of carve-out accounting principles. None of the Owner’s financial assets or liabilities related to derivative financial instruments is allocated to Sebree.

Allocated net (gains) losses on derivative financial instruments are included in Costs of sales and operating expenses in Sebree’s carve-out statements of operations and are summarized in the following table.

	Years Ended December 31,
	2011	2010	2009
Net (gains) losses on derivative financial instruments allocated by the Owner	$2,368	$(3,696)	$76

Income Taxes
Income taxes are calculated as if Sebree had been a separate tax-paying legal entity, filing separate tax returns in its local tax jurisdictions. All of the income tax amounts currently payable or receivable by Sebree are included in Owner’s net investment, because the net taxes payable (or receivable) for the taxes due (or refundable) as well as the actual payments (or refunds) of income taxes are recorded in the financial statements of the Owner’s other entity that files the consolidated tax returns. As a result of this structure, all of the changes in current income tax accounts are included in net cash transfers (to) from the Owner in the accompanying carve-out financial statements.

Interest Expense
The Owner incurs third party debt and provides financing to Sebree through Owner’s net investment. The Owner does not allocate any interest expense to Sebree.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Summary of Significant Accounting Policies
Revenue Recognition and Sales Office Operations
Sebree operates under a defacto offtake agreement whereby all of its finished goods are sold through a sales office, which is a separately managed entity within APPC (the legal entity of which Sebree is a component). The sales office services Sebree and other North American smelters owned by Rio Tinto. The sales office directs Sebree (and the other smelters) to ship finished goods either directly to third party customers or to warehousing facilities managed by the sales office. These shipments generally take place within two to three weeks of the completion of the finished goods.

In the normal course of business, the sales office occasionally agrees to deliver product to competitors’ customers located near Sebree in exchange for similar deliveries to Sebree’s customers from its competitors, in order to take advantage of geographical logistics to minimize transportation and storage costs. These arrangements are made under normal commercial terms for convenience, and are not entered into under terms of formal swaps, exchanges, barters or similar agreements.

The sales office manages all aspects of third party customer interface activities, including sales and marketing, customer development and relations, establishing credit limits and terms, negotiating selling prices, processing and fulfilling sales orders, arranging for shipping and delivery, invoicing and collecting trade receivables, resolving disputes, arranging for sales returns or price adjustments and issuing credit memos.

Sebree records revenue at the direction of the sales office. However, Sebree does not record trade receivables due from the sales office, nor does Sebree record a portion of the sales office’s associated trade receivables from third party customers. Rather, Sebree charges the receivables relating to the revenues against Owner’s net investment, as there is no specific cash payment made to Sebree by the sales office, the Owner or any third party customers. See the section above in this note entitled Business – Cash Management and Funding. As a result of this arrangement, Sebree has only nominal amounts of trade receivables on its carve-out balance sheets, which arise as a result of miscellaneous scrap and other sundry sales made directly by Sebree.

For the purposes of preparing and presenting the carve-out statements of operations of the Sebree business as it has been historically managed by the Owner, all revenues are considered earned from third parties, but only to the extent that the title to finished goods has transferred to third party customers, and the finished goods are no longer in the sales office’s inventories. Inventories determined to be held by the sales office in warehouses at each year end and to have originated from Sebree are included in Sebree’s carve-out balance sheets within Inventories.

Revenue is only recognized on individual sales when all of the following criteria are met:

•	the significant risks and rewards of ownership of the product have been transferred to the buyer;

•	neither continuing managerial involvement to the degree usually associated with ownership, nor effective control over the goods sold, has been retained;

•	the amount of revenue can be measured reliably;

•	it is probable that the economic benefits associated with the sale will flow to the sales office; and

•	the costs incurred or to be incurred in respect of the sale can be measured reliably.

Additionally, the terms of the sale arrangement between Sebree and the sales office provide for specific pricing between the associated entities, and the sales office recognizes an additional margin or loss on its through-sales to third party customers. For the purposes of preparing and presenting the carve-out statements of operations of the Sebree business as it has been historically managed by the Owner, a proportional share of the sales office’s margin or loss has been attributed to Sebree and is included in its results of operations.

Finally, Sebree’s operating results in these carve-out financial statements include its proportional share of the sales office’s operating expenses, including any write-downs or charges associated with reserves related to inventory valuations, bad debt expenses (or recoveries) related to trade receivables, selling and administrative expenses, and other items of income or expense, as appropriate.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Cost of Sales and Operating Expenses
Cost of sales and operating expenses are primarily comprised of direct materials and supplies consumed in the smelting and manufacturing processes, as well as manufacturing labor and direct and indirect overhead expense necessary to acquire and convert the purchased materials and supplies into finished product. Cost of sales and operating expenses also include (i) shipping and handling costs; and (ii) realized and unrealized gains and losses related to derivative financial instruments allocated by the Owner.

Selling and Administrative Expenses
Selling and administrative expenses are primarily comprised of marketing, selling, administrative and other indirect overhead costs. Such costs are incurred directly by Sebree or are allocated to Sebree by the Owner. See the section above in this note entitled Business − Allocations from the Owner – General Corporate Expenses.

Research and Development Expenses
Sebree does not directly conduct any research and development activities. The Owner charges Sebree directly for its deemed share of the Owner’s research and development expenses, and these direct charges are recognized as expenses in Sebree’s carve-out statements of operations as incurred.

Inventories
Inventories are stated at the lower of cost (primarily on a weighted average cost basis) or market, which approximates net realizable value (“NRV”). NRV is the amount estimated to be obtained from the sale of inventories in the normal course of business, less the estimated costs of completion and the estimated costs necessary to consummate the sale. Weighted average costs are calculated by reference to the cost levels experienced in the current period together with those in opening inventory. Cost for each of raw materials, purchased components and consumable stores is their purchase price. Cost for each of work in progress and finished goods is their cost of production, which includes: (i) labor costs; (ii) raw materials; (iii) depreciation; (iv) other expenses which are directly attributable to the production process; and (v) indirect production overhead costs. Adjustments to inventory values between cost and NRV are included in Cost of sales and operating expenses.

Property, Plant and Equipment
Property, plant and equipment are recorded at cost, which is comprised of the asset’s purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management, and any related estimated close down and restoration costs. Additions, improvements and major renewals are capitalized. Maintenance and repair costs are expensed as incurred within Cost of sales and operating expenses.

Costs associated with commissioning new assets, in the period before they are capable of operating in the manner intended by management, are capitalized into construction work in progress (“CWIP”). Upon completion and placement into service, such assets are transferred from CWIP to the appropriate class of property, plant and equipment, at which time depreciation commences.

Depreciation and amortization are calculated on the straight-line method based on the estimated useful lives of the respective assets, which are reviewed annually. Land is not depreciated. Property rights are amortized over the contract terms on a straight-line basis. The estimated useful lives used by Sebree range from 10 to 40 years for buildings and from 5 to 40 years for machinery and equipment.

Gains and losses from the disposals of property, plant and equipment (including the write-off of damaged and obsolete items) are included in Other expenses (income) – net.

Asset Retirement Costs and Obligations
Costs for legal obligations associated with the retirement of a tangible long-lived asset that result from its acquisition, construction, development or normal operation are recognized as liabilities at their fair values (discounted to their present value using an estimate of the Owner’s credit-adjusted risk-free rate) when initially incurred. A corresponding asset retirement amount is added to the carrying value of the related asset.

These liabilities constitute: (i) environmental remediation costs resulting from normal operations, associated with the disposal of certain of the spent potlining material generated at the facility; and (ii) estimated close-down costs of the facility following a future cessation of operations. These costs include the dismantling and demolition of infrastructure, the removal of residual materials and the remediation of disturbed areas.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Increases in the asset retirement obligation liability due to the passage of time are recorded as Accretion expense in the carve-out statements of operations. The related incremental asset retirement amount is depreciated over the remaining useful life of the related asset.

Liabilities are adjusted for accretion costs. Any revisions due to changes in the estimated timing or future cash flows of the estimated expenditure are reflected as an adjustment to the liability and the corresponding asset. Actual expenditures incurred are charged against the accumulated obligation as they are paid.

Impairment of Long-Lived Assets
Long-lived assets and asset groups are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Any impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. Such evaluations for impairment are significantly affected by estimates of future prices and demand for Sebree’s products, expected future operating expenses, capital expenditure investment requirements, economic trends in the market and other factors.

Determinations of market values (quotes, bids, proposals, etc.) are used whenever available to estimate fair value. When market values are unavailable, the fair value of a long-lived asset or asset group is generally based on estimates of future discounted net cash flows. Assets to be disposed of by sale are held at the lower of their carrying amount or fair value less estimated costs to sell and are not depreciated while classified as held-for-sale.

Legal Claims
Accruals for legal claims are made when it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.

Environmental Costs and Liabilities
Environmental costs are expensed or capitalized, as appropriate, and the liability recorded based on the net present value of estimated future costs. Environmental expenditures of a capital nature that extend the life, increase the capacity or improve the safety of an asset or that mitigate or prevent environmental contamination that may occur are capitalized into Property, plant and equipment and are depreciated over the remaining useful life of the underlying asset. Environmental expenditures relating to existing conditions deemed to have been caused by past operations, and which do not contribute to future revenues, are expensed when both probable and estimable and are included in Cost of sales and operating expenses. Recoveries relating to environmental liabilities are recorded when received or when changes in circumstances warrant revisions to estimates.

Post Retirement Benefits
Sebree’s post retirement benefits obligations are specific to its participation in a funded defined benefit pension plan and an unfunded healthcare plan for unionized employees covered under a collective bargaining agreement in the US. The defined benefit pension and healthcare benefit plans are accounted for in accordance with Accounting Standards Codification (“ASC” or “the Codification”) Topic 715, Compensation – Retirement Benefits. Post retirement benefits obligations are actuarially calculated using management’s best estimates and are based on expected service period, retirement dates and retirement ages of employees. Post retirement benefits expense includes the actuarially computed cost of benefits earned during the current service period, the interest cost on accrued obligations, the expected return on plan assets based on fair market value and the straight-line amortization of net actuarial gains and losses and adjustments due to plan amendments. All net actuarial gains and losses are amortized over the expected average remaining service lives of the employees. All net periodic benefit costs associated with these defined benefit pension and healthcare benefits plans are included in Cost of sales and operating expenses in the carve-out statements of operations.

Non-unionized employees of Sebree or their beneficiaries are entitled to receive benefits upon retirement, disability or death in connection with their participation in the Alcancorp Pension Plan and the Rio Tinto US Benefits Plan. Participation in these plans is offered to employees at various entities within Rio Tinto. Jointly, these Owner‑sponsored plans offer defined pension and healthcare benefits. Sebree’s participation in Owner-sponsored plans is accounted for in accordance with ASC Subtopic 715-80, Multiemployer Plans. Sebree recognizes an expense equal to its annual contributions for which it is liable as a result of its participation in these plans. The contributions are included in Cost of sales and operating expenses in the carve-out statements of operations in the period in which the liability is incurred. The Owner, as the sponsoring legal entity and ultimate risk bearer of these plans, includes the relevant financial disclosures for these defined benefit plans in its consolidated financial statements.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Income Taxes
See the section above in this note entitled Business – Income Taxes. Sebree uses the asset and liability approach for accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This approach also requires the recognition of deferred tax assets for operating loss carryforwards and tax credit carryforwards.

The effect on deferred tax assets and liabilities of a change in tax rates and laws is recognized in income in the period that includes the enactment date. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the deferred tax liabilities or assets are expected to be recovered or settled. Sebree records a valuation allowance on deferred tax assets when it is not more likely than not that the assets will be realized, based upon judgments in assessing the potential for future recoverability and considering past experience. The process of determining whether it is more likely than not that deferred assets will be realized includes making assessments of expectations of future taxable income. All available evidence is considered in determining the amount of a valuation allowance.

Sebree is subject to federal and state income taxes in the United States. Sebree is included within a Rio Tinto legal entity whose taxable results are included in consolidated tax returns of the Owner. For purposes of these carve-out financial statements, income taxes are calculated as if Sebree had been a separate tax-paying legal entity, filing separate tax returns in its local tax jurisdictions. As a result of using the separate return method, the resulting income tax attributes reflected in these carve-out financial statements may not reflect the historical or going forward position of income tax balances, especially those related to tax loss carryforwards. The application of a tax allocation method requires significant judgment and making certain assumptions, mainly related to opening balances, applicable income tax rates, valuation allowances and other considerations. All of the income tax amounts currently payable or receivable by Sebree are included in Owner’s net investment because the net taxes payable (or receivable) for the taxes due (or refundable) as well as the actual payments (or refunds) of income taxes are recorded in the financial statements of the Owner’s other entity that files the consolidated tax returns.

Accrued interest and penalties related to unrecognized tax benefits are recognized as part of the income tax provision.

Operating Segment and Geographic Area Information
Sebree operates as a single business with all of its trading activity in the United States. Accordingly, all of Sebree’s results of operations and net assets represent those of a single operating segment.

Cash and Cash Equivalents
Cash and cash equivalents includes balances maintained in local bank accounts, imprest accounts and petty cash on hand, and the carrying values of such balances approximate their fair value.

Restricted Cash
Cash held in escrow accounts established in our name and over which we have beneficial ownership, but for which the disbursement of such funds is subject to limitations as to when they are accessible for use, are included on our carve-out balance sheets as Restricted cash.

Allowance for Doubtful Accounts and Bad Debt Expense
Due to the nature of Sebree’s sales operations through the sales office as described above, the only trade receivables Sebree carries from third parties are attributable to miscellaneous scrap and other sundry sales made directly by Sebree. The allowance for doubtful accounts reflects management's best estimate of probable losses inherent in the trade receivables balance related to the accounts related to these sales. Management determines the allowance based on known doubtful accounts, historical experience and other currently available evidence. As described above, Sebree’s results of operations include its proportional share of bad debt expenses (or recoveries) related to the sales office’s trade receivables balances due from third party customers.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Financial instruments
(i) Financial assets
Sebree classifies its financial assets in the following categories: at fair value through profit or loss or as loans and receivables. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of financial assets at initial recognition. The relevant accounting policies are as follows:

(a)    Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are initially recognized at fair value and transaction costs are expensed in the carve-out statements of operations. Generally, Sebree does not acquire financial assets for the purpose of selling in the short term; and

(b)    Loans and receivables

Loans and receivables comprise non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Trade receivables are included in this category. Loans and receivables are classified based on their maturity date and are carried at amortized cost less any impairment.

(ii) Financial liabilities
Financial liabilities are recognized initially at fair value, net of transaction costs incurred and are subsequently stated at amortized cost. Any difference between the amounts originally received (net of transaction costs) and the redemption value is recognized in the carve-out statements of operations over the period to maturity using the effective interest method.

Financial liabilities are classified as current liabilities unless Sebree has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.

(iii) Fair value
Fair value is the amount at which a financial instrument could be exchanged in an arm’s length transaction between informed and willing parties. Sebree has determined that the fair values of cash and cash equivalents, restricted cash, trade receivables and trade payables approximate their carrying values, as a result of their short maturity or because they carry variable rates of interest.

Leases
Sebree leases various buildings, machinery and equipment from third parties under operating lease agreements. Under such operating lease agreements, the total lease payments are recognized as rent expense on a straight-line basis over the term of the lease agreement, and are included in Cost of sales and operating expenses or Selling and administrative expenses, depending on the nature of the leased assets.

Contingencies
Disclosure is made of material contingent liabilities unless the possibility of any loss arising is considered remote. Contingencies are disclosed in Note 12 – Commitments and Contingencies.

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They may also affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Areas requiring significant use of estimates include:

Application of carve-out accounting
The preparation of carve-out financial statements requires a comprehensive evaluation and definition of the Sebree entity as it has been historically managed, along with a review of the consistency and appropriateness of Sebree’s accounting policies. Further, detailed analyses of business activities, transaction cycles and streams, intragroup and related party transactions, and the commercial substance of Sebree’s significant activities, transactions and balances are necessary in order to estimate the appropriate amounts of assets, liabilities, revenues, expenses and cash flows to be included in the carve-out financial statements.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Impairment review of asset carrying values
Events or changes in circumstances can give rise to significant impairment charges or reversals of impairment in a particular year. Certain asset balances, such as trade receivables and inventories, are subject to periodic assessment as to their recovery, and Sebree and the sales office establish valuation allowances and record bad debt expense and recoveries as appropriate. Where the recoverable amount of Sebree as a cash generating unit is assessed by analyses of discounted cash flows, the resulting valuation is particularly sensitive to changes in estimates of long-term prices including the impact of metal pricing, operating costs and discount rates.

Estimation of asset lives
Property, plant and equipment are assigned asset lives based on management’s best estimate of their use in production and the asset lives are subject to review periodically. Changes in estimates are accounted for on a prospective basis, affecting depreciation and amortization expense.

Sales office activities
The measurements of the results of operations, cash flows, assets and liabilities of the sales office are subject to review from period to period. Management estimates Sebree’s share of the sales office’s activity using specific identification and allocation principles and methodologies consistently applied from period to period. Changes in the scope of activities performed by the sales office itself, Sebree and other entities that are serviced by the sales office could have an impact on management’s estimates.

Close down, restoration and clean-up obligations
Provision is made for environmental remediation costs when the related environmental disturbance occurs, based on the net present value of estimated future costs. The ultimate cost of environmental disturbance is uncertain and cost estimates can vary in response to many factors including changes to the relevant legal requirements, the emergence of new restoration techniques or experience at other operating sites. The expected timing of expenditure can also change, for example in response to changes in production rates or economic conditions. As a result there could be significant adjustments to the provision for close down and restoration, which would affect future financial results.

Adopted Accounting Standards and Guidance

SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan and amendment of FASB Statements No. 87, 88, 106, and 132(R) (codified into ASC Topic 715 – Compensation – Retirement Benefits)
On September 30, 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan and amendment of FASB Statements No. 87, 88, 106, and 132(R) which improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. By December 31, 2008, we adopted all applicable provisions of SFAS No. 158.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162, which was codified into ASC Topic 105. This guidance establishes the Codification as the sole source for authoritative GAAP and supersedes all accounting standards in GAAP, aside from those issued by the United States Securities and Exchange Commission (“SEC”). ASC Topic 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As ASC Topic 105 required disclosure changes only, the adoption of this standard did not have a significant impact on our carve-out financial statements. In accordance with the spirit of the Codification, references herein to previously issued accounting standards also denote the new ASC references, if applicable. Subsequent revisions to GAAP will be incorporated into the ASC through Accounting Standards Updates (“ASU”).

FASB Staff Position No. FAS 132 (R)-1 – Employers’ Disclosures about Postretirement Benefit Plan Assets (codified into ASC Topic 715 – Compensation – Retirement Benefits)
On December 31, 2009, we adopted FASB Staff Position (“FSP”) No. FAS 132 (R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets, which requires that an employer disclose the following information about the fair value of plan assets: (i) how investment allocation decisions are made, including the factors that are pertinent to understanding of investment policies and strategies; (ii) the major categories of plan assets; (iii) the inputs and valuation techniques used to measure the fair value of plan assets; (iv) the effect of fair value measurements using significant unobservable inputs on changes in plan assets for the period; and (v) significant concentrations of risk within plan assets. The adoption of this standard did not have a significant impact on our carve-out financial statements.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

ASU No. 2011-09 – Compensation – Retirement Benefits – Multiemployer Plans (Subtopic 715-80) – Disclosures about an Employer’s Participation in a Multiemployer Plan
On December 31, 2011 we adopted FASB ASU No. 2011-09, which requires additional disclosures to enhance transparency regarding an employer’s participation in a multiemployer pension plan and a multiemployer other post retirement benefit plan, including the level of the employer’s participation in those plans. As a result of the adoption of ASU 2011-09, we have disclosed the additional information required in Note 1 – Business and Summary of Significant Accounting Policies and Note 9 – Post Retirement Benefits.

ASU No. 2011-05 – Comprehensive Income (codified into ASC Topic 220 – Presentation of Comprehensive Income)
In June 2011, the FASB issued ASU No. 2011-05, under which an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutively presented statements. Under either option, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in ASU 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. For public entities, ASU 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. We early adopted the separate statement presentation of comprehensive income under ASU No. 2011-05, including its retrospective application for all periods presented.

Recently Issued Accounting Standards and Guidance

We have determined that all other recently issued accounting standards and guidance will not have a material impact on our carve-out financial statements or do not apply to our operations.

2.    OTHER EXPENSES (INCOME) – NET

Other expenses (income) – net are comprised of the following:

		Years Ended December 31,
	Notes	2011	2010	2009
THIRD PARTIES
Write-off of property, plant and equipment	6	$3,328	$1,107	$772
Bad debt expense (recoveries)(A)		689	(816)	812
Other – net		107	(604)	(459)
		$4,124	$(313)	$1,125
RELATED PARTIES
Other – net		$(29)	$(44)	$—

(A)
Primarily Sebree’s proportional share of bad debt expense (recoveries) from the sales office. See Note 1 – Business and Summary of Significant Accounting Policies – Revenue Recognition and Sales Office Operations.

3.    INCOME TAXES

The following table presents the reconciliation of Sebree’s income tax expense (benefit) calculated at the effective statutory income tax rate to income tax expense (benefit) as shown in the accompanying carve-out statements of operations.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

	Years Ended December 31,
	2011	2010	2009
Effective statutory income tax rate	38.9%	38.9%	38.9%
Income (loss) before income taxes	$55,064	$53,924	$(12,675)
Income tax expense (benefit) at the effective statutory income tax rate	21,420	20,976	(4,930)
Differences attributable to:
Non-deductible expenses (non-taxable income) − net	(68)	39	26
Statutory tax rate differences on:
General corporate expenses allocated by the Owner	883	989	774
Net (gains) losses on derivative financial instruments allocated by the Owner	415	(367)	(652)
Other – net	(7)	(6)	(7)
Income tax expense (benefit)	$22,643	$21,631	$(4,789)

The following table presents the components of income tax expense (benefit):

	Years Ended December 31,
	2011	2010	2009
Current	$29,590	$24,640	$3,935
Deferred	(6,947)	(3,009)	(8,724)
Income tax expense (benefit)	$22,643	$21,631	$(4,789)

The items giving rise to Sebree’s deferred income taxes assets and liabilities are as follows:

At December 31,
	2011	2010	2009	2008
Assets
Accounting provisions not currently deductible for tax	$1,240	$2,888	$2,449	$8,707
Asset retirement obligations	28,338	26,545	26,622	25,614
Deferred supplier incentives	−	4,071	9,476	–
Post retirement benefits	11,629	8,005	8,566	8,381
	$41,207	$41,509	$47,113	$42,702
Liabilities
Property, plant and equipment	$(86,220)	$(93,042)	$(98,642)	$(103,437)
Other	−	–	(106)	(544)
	(86,220)	(93,042)	(98,748)	(103,981)
Net deferred income tax liabilities	$(45,013)	$(51,533)	$(51,635)	$(61,279)

As shown in the carve-out balance sheets at year end:
Deferred income tax assets – current	$2,070	$9,933	$8,051	$9,087
Deferred income tax liabilities – non-current	(47,083)	(61,466)	(59,686)	(70,366)
Net deferred income tax liabilities	$(45,013)	$(51,533)	$(51,635)	$(61,279)

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

The legal entity in which Sebree is included for consolidated tax purposes is, from time to time, under audit by various taxing authorities and several tax years are open at December 31, 2011. Therefore, it is reasonably possible that the amount of unrecognized tax benefits for tax positions taken regarding previously filed tax returns could significantly increase in the next 12 months. However, based on the status of these examinations and the uncertainty surrounding the outcomes of audits and negotiations, it is not possible at this time to estimate the impact of such changes, if any. At December 31, 2011, 2010, 2009 and 2008, there are no unrecognized tax benefits.

4.	RESTRICTED CASH

Restricted cash balances represent the remaining amounts that we received from a power company as incentive for renegotiating our electricity supply contract during 2009. These amounts are carried in an escrow account and released to us on a scheduled basis. The balances are presented as current and non-current assets, depending on the timing of when the funds are expected to be available for our use. See Note 12 – Commitments and Contingencies for further information.

5.    INVENTORIES

Inventories are comprised of the following:

	At December 31,
	2011	2010	2009	2008
Raw materials and purchased components	$39,836	$32,494	$26,333	$27,791
Consumable stores	13,510	12,650	13,109	15,185
Work in progress	8,765	6,128	5,989	7,395
Finished goods	18,057	14,832	9,000	7,643
	$80,168	$66,104	$54,431	$58,014

6.    PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are comprised of the following:

	At December 31,
	2011	2010	2009	2008
Cost (excluding Construction work in progress):
Land and property rights	$17,175	$17,175	$17,152	$17,152
Buildings	128,543	122,102	120,449	119,750
Machinery and equipment	269,429	234,902	216,586	205,350
	415,147	374,179	354,187	342,252
Accumulated depreciation and amortization	(113,473)	(86,284)	(57,920)	(31,373)
	301,674	287,895	296,267	310,879
Construction work in progress	8,805	12,702	25,878	21,622
Property, plant and equipment – net	$310,479	$300,597	$322,145	$332,501

Retirements and Write-offs
During the years ended December 31, 2011, 2010 and 2009, we retired and/or wrote off damaged and obsolete machinery and equipment and construction work in progress having aggregate net book values of $3,328, $1,107 and $772, respectively. These charges are included in Other expenses (income) – net in our carve-out statements of operations. See Note 2 – Other Expenses (Income) – Net.

Impairments
We incurred no asset impairment charges related to property, plant and equipment during the years ended December 31, 2011, 2010 or 2009.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

7.    ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables are comprised of the following:

	At December 31,
	2011	2010	2009	2008
Accrued electric power expense	$12,432	$11,280	$11,300	$9,020
Accrued payroll and employment benefits	7,144	7,158	6,330	9,171
Accrued inventory purchases	4,043	2,539	2,781	3,818
Accrued freight expense	984	959	960	809
Taxes payable other than income	743	691	609	827
Accruals for capital expenditures	323	332	1,305	1,798
Other	1,793	1,871	2,441	1,570
	$27,462	$24,830	$25,726	$27,013

8.    ASSET RETIREMENT OBLIGATIONS

Sebree’s asset retirement obligations relate to: (i) environmental remediation costs resulting from normal operations, associated with the disposal of certain of the spent potlining material generated at the facility; and (ii) estimated close-down costs of the facility following a future cessation of operations. These costs include the dismantling and demolition of infrastructure, the removal of residual materials and the remediation of disturbed areas and have been discounted to their present value using an estimate of the Owner’s credit-adjusted risk-free rate when incurred.
Asset retirement activity and year end obligations are as follows:

	Years Ended December 31,
	2011	2010	2009	2008
Balance at the beginning of the year	$68,238	$68,434	$65,847
Liabilities incurred	1,430	1,634	1,616
Liabilities settled	(1,713)	(2,297)	(1,726)
Accretion expense	3,520	3,208	3,336
Revisions due to changes in estimated future cash flows	1,370	(2,741)	(639)
Balance at the end of the year	$72,845	$68,238	$68,434	$65,847
As shown in the carve-out balance sheets at year end:
Current	2,209	1,623	2,409	2,087
Non-current	70,636	66,615	66,025	63,760
	$72,845	$68,238	$68,434	$65,847

9.    POST RETIREMENT BENEFITS

General Descriptions
Pension Plan
Sebree’s pension obligation relates entirely to its funded defined benefit pension plan for unionized employees covered under a collective bargaining agreement in the US (“Pension Plan”). Upon retirement, these employees are entitled to a monthly pension determined as the product of their years of continuous service and a fixed pension multiplier. The related assets, liabilities and costs of the Pension Plan are included in Sebree’s carve-out financial statements

Other Benefit Plan
Sebree also sponsors an unfunded other post retirement benefit plan, mostly comprised of healthcare benefits for retired unionized employees in the US (“Other Benefit Plan”). The Other Benefit Plan is managed separately and any related liabilities and costs are included in Sebree’s carve-out financial statements.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Defined Contribution Plan
Sebree sponsors an employee savings plan. Sebree’s contributions to this plan were $551, $531 and $1,035 for the years ended December 31, 2011, 2010 and 2009, respectively. The decrease in defined contribution plans expense is the result of modifications brought to the unionized employees’ collective bargaining agreement whereby contributions to these plans were foregone in lieu of wage increases.

Post Retirement Benefits for Non-Unionized Employees
Certain of Sebree’s non-unionized employees participate in pension and healthcare benefit plans that are managed by the Owner (“Post Retirement Benefits for Non-Unionized Employees”). As Sebree is not the sponsor of these plans, none of the plan assets or obligations associated with the Post Retirement Benefits for Non-Unionized Employees are recorded in Sebree’s carve-out balance sheets.

However, Sebree is required to make annual contributions which are expensed as incurred and included in Sebree’s carve-out statement of operations. Contributions made to the Owner-sponsored pension plan were $1,617, $1,458 and $1,426 and contributions to the Owner-sponsored healthcare benefit plan were $279, $232 and $221 for the years ended December 31, 2011, 2010 and 2009, respectively. Sebree’s contributions to the Owner-sponsored pension plan are less than 5% of the total contributions to that plan. Future contributions are not expected to differ significantly.

Pension Plan
Funding policy
Sebree’s pension funding policy is to contribute the amount required to provide for contractual benefits attributed to service to date, and to fund the actuarial deficit for the most part over periods of 15 years or less. Sebree expects to contribute $3,742 in the aggregate to the Pension Plan during the year ending December 31, 2012.
Expected future benefit payments
The following table presents the amounts of expected future benefit payments from the Pension Plan at December 31, 2011.

Amounts
For the Years Ending December 31,
2012	$3,193
2013	3,332
2014	3,539
2015	3,781
2016	4,067
2017 through 2021, in the aggregate	24,716

Projected benefit obligation
The following table presents the changes in the projected benefit obligation (“PBO”) of Sebree’s Pension Plan.

	Years Ended December 31,
	2011	2010	2009
Projected benefit obligation at the beginning of the year	$64,977	$56,761	$52,416
Current service cost	1,017	981	896
Interest cost	3,246	3,258	3,193
Benefits paid	(3,258)	(2,866)	(2,340)
Curtailment and settlement gains (losses)(A)	–	–	449
Experience (gains) losses	(27)	579	(1,663)
Changes in actuarial assumptions	8,710	6,264	3,810
Projected benefit obligation at the end of the year	$74,665	$64,977	$56,761

(A)
As a result of poor market conditions, management was required to engage in cost saving initiatives that resulted in the termination of 87 employees during 2009. The reduction in headcount resulted in total curtailment losses of $600 (Pension Plan: $449 and Other Benefit Plan: $151).

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

As the Pension Plan benefits are established on the basis of continuous years of service and a fixed pension multiplier, the obligation is not projected beyond the current labor agreement. As a result, the PBO is equal to the accumulated benefit obligation (“ABO”) of the Pension Plan at December 31, 2011, 2010 and 2009.

Plan assets
Pension plan assets consist of units held in a Master Trust administered by the Owner. The following disclosures show Sebree’s proportionate share of each category of investments held by that Master Trust. The Master Trust is well diversified and there are no significant concentrations of risk present within plan assets. The following table presents the changes in the fair value of plan assets.

	Years Ended December 31,
	2011	2010	2009
Plan assets at the beginning of the year	$51,198	$41,940	$35,548
Expected return on assets	3,335	2,861	2,140
Benefits paid	(3,258)	(2,866)	(2,340)
Employer contributions	2,494	7,182	1,301
Actuarial gains (losses)	(3,294)	2,081	5,291
Plan assets at the end of the year	$50,475	$51,198	$41,940

Plan assets composition
The following table presents the fair value of plan assets of Sebree’s proportionate share of the Master Trust assets.

	At December 31,
	2011	2010	2009	2008
Equities(A)	$27,292	$31,558	$24,199	$19,480
Corporate bonds	12,977	7,982	8,346	6,647
Government debt securities	6,744	8,724	6,082	7,536
Real estate	2,542	1,879	1,468	1,244
Other	920	1,055	1,845	641
Plan assets at the end of the year	$50,475	$51,198	$41,940	$35,548

(A)    Equities consist primarily of publicly traded domestic and international equities.

Investment policy
The Pension Plan investment policy is overseen by the Pension Investment Committee which has established two primary investment objectives: (i) provide for the investment of the plan assets in a manner that produces a total investment return (net of fees) that meets or exceeds the liability returns of the plan liabilities, subject to appropriate levels of volatility of the difference between the asset return and the liability return; and (ii) exceed the return of a composite market index for the investment managers (at the same allocation as targeted for the respective investment managers) over rolling periods of three and five years.

The investment policy generally favors diversification and active management of the plan assets through selection of specialized managers. To ensure that long-term rates of returns are maintained, the investment strategic plan includes a dynamic asset allocation strategy in which asset allocation rebalancing occurs when specific funded ratios are attained and/or when market prices fluctuate outside of the established thresholds. Investments are generally limited to publicly traded equities and highly-rated debt securities, real estate investments and nominal amounts in other asset categories.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

The following table presents the Pension Plan’s investment policy allocation range and actual allocation by asset category.

		At December 31,
Asset categories	Range	2011	2010	2009	2008
Equities	43−63%	54.1%	61.6%	57.7%	54.8%
Fixed income	26−44%	39.1%	32.6%	34.4%	39.9%
Real estate	0−10%	5.0%	3.7%	3.5%	3.5%
Other	0−10%	1.8%	2.1%	4.4%	1.8%

Fair value hierarchy of plan assets
Although the Pension Plan assets are not controlled by Sebree, their fair value measurements impact Sebree’s results. The subsequent fair value adjustments determine the actual return on plan assets which forms part of future net periodic benefit costs. Level 2 and Level 3 fair values are independently determined by external valuation specialists.

Sebree uses the fair value hierarchy to measure the fair values of their proportionate share of the Master Trust assets:

•
Level 1 fair value measurements represent exchange-traded securities which are valued at quoted prices (unadjusted) in active markets for identical assets that we have the ability to access as of the reporting date.

•
Level 2 fair value measurements are determined using input prices that are directly observable for the asset or liability or are indirectly observable through corroboration with observable market data. Level 2 fair values are determined using standard valuation methods such as discounted cash flow models.

•
Level 3 fair value measurements are determined using unobservable inputs, such as pricing models for the asset or liability, due to little or no market activity for the asset or liability. Level 3 fair values are determined on the basis of cash flow models or real estate appraisals.

The following tables present the Pension Plan assets classified under the appropriate level of the fair value hierarchy.

At December 31, 2011	Level 1	Level 2	Level 3	Total
Equities	$25,665	$—	$1,627	$27,292
Fixed income	−	19,721	−	19,721
Real estate	−	−	2,542	2,542
Other	−	920	−	920
	$25,665	$20,641	$4,169	$50,475

At December 31, 2010	Level 1	Level 2	Level 3	Total
Equities	$30,821	$—	$737	$31,558
Fixed income	−	16,706	−	16,706
Real estate	−	−	1,879	1,879
Other	−	1,055	−	1,055
	30,821	17,761	2,616	51,198

At December 31, 2009	Level 1	Level 2	Level 3	Total
Equities	$23,458	$—	$741	$24,199
Fixed income	−	14,428	−	14,428
Real estate	−	−	1,468	1,468
Other	−	1,845	−	1,845
	$23,458	$16,273	$2,209	$41,940

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Pension Plan assets classified as Level 3 in the fair value hierarchy represent real estate and private equity investments in which the Master Trust investment managers have used significant unobservable inputs in the valuation model. The following table presents the activity for these investments.

	Years Ended December 31,
	2011	2010	2009
Balance at the beginning of the year	$2,616	$2,209	$1,808
Purchases/capital calls	1,307	589	977
Sales/distributions	(326)	(404)	(34)
Unrealized gains (losses)	572	222	(542)
Balance at the end of the year	$4,169	$2,616	$2,209

There were no transfers of plan assets into or out of Level 3 during the years ended December 31, 2011, 2010 or 2009.

Net plan obligation
As a result of the PBO exceeding the fair value of the plan assets, Sebree has the following related net obligation, which is included in non-current Post retirement benefits in the accompanying carve-out balance sheets.

	At December 31,
	2011	2010	2009	2008
Projected benefit obligation	$74,665	$64,977	$56,761	$52,416
Less: Plan assets	50,475	51,198	41,940	35,548
Included in: Post retirement benefits – non-current	$24,190	$13,779	$14,821	$16,868

Net periodic benefit cost
The following table presents the components of net periodic benefit cost related to the Pension Plan.

	Years Ended December 31,
	2011	2010	2009
Current service cost	$1,017	$981	$896
Interest cost	3,246	3,258	3,193
Expected return on assets	(3,335)	(2,861)	(2,140)
Curtailment and settlement charges	–	–	449
Amortization of actuarial losses	1,611	1,261	1,751
Net periodic benefit cost	$2,539	$2,639	$4,149

Other Benefit Plan
Expected future benefit payments
The following table presents the amounts of expected future benefit payments from the Other Benefit Plan.

Amounts
For the Years Ending December 31,
2012	$511
2013	362
2014	436
2015	549
2016	653
2017 through 2021, in the aggregate	3,270

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Accumulated benefit obligation
The following table presents the changes in the accumulated benefit obligation of the Other Benefit Plan.

	Years Ended December 31,
	2011	2010	2009
Accumulated benefit obligation at the beginning of the year	$6,799	$7,199	$4,676
Current service cost	222	179	190
Interest cost	336	353	411
Benefits paid	(1,072)	(817)	(287)
Experience (gains) losses	(286)	(934)	1,603
Changes in actuarial assumptions	(298)	819	271
Employee contributions	3	–	25
Prior service costs	–	–	159
Curtailment and settlement charges	–	–	151
Accumulated benefit obligation at the end of the year	$5,704	$6,799	$7,199

Net periodic benefit cost
The following table presents the components of net periodic benefit cost related to the Other Benefit Plan.

	Years Ended December 31,
	2011	2010	2009
Current service cost	$222	$179	$190
Interest cost	336	353	411
Curtailment and settlement charges(A)	–	–	151
Amortization:
Actuarial (gains) losses	138	166	(24)
Prior service costs	–	–	159
Net periodic benefit cost	$696	$698	$887

(A)
As described above, as a result of poor market conditions, management was required to engage in cost saving initiatives that resulted in the termination of 87 employees during 2009. The reduction in headcount resulted in total curtailment losses of $600 (Pension Plan: $449 and Other Benefit Plan: $151).

Presentation in carve-out balance sheets
The PBO of the Other Benefit Plan is included in Sebree’s carve-out balance sheets as follows.

	At December 31,
	2011	2010	2009	2008
Included in Post retirement benefits:
– current	$511	$1,072	$817	$287
– non-current	5,193	5,727	6,382	4,389
	$5,704	$6,799	$7,199	$4,676

Assumptions used for Post Retirement Benefit Plans
The assumptions used to determine benefit obligations at each year end are shown in the following table.

	Pension Plan				Other Benefit Plan
At December 31,	2011	2010	2009	2008	2011	2010	2009	2008
Discount rate	4.3%	5.3%	6.0%	6.1%	4.2%	5.3%	5.8%	6.1%
Inflation	2.2%	2.3%	2.5%	1.5%	2.2%	2.3%	2.5%	1.5%

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

The assumptions used to determine net period benefit cost for each year are shown in the following table.

	Pension Plan			Other Benefit Plan
Years Ended December 31,	2011	2010	2009	2011	2010	2009
Discount rate	5.3%	6.0%	6.1%	5.3%	5.8%	6.1%
Expected return on plan assets	6.6%	6.9%	5.9%	N/A	N/A	N/A

The discount rate used is the yield on high quality corporate bonds with maturity and terms that match those of the post retirement benefit plan obligations as closely as possible. In estimating the expected return on plan assets, consideration is given primarily to its target allocation, the current yield on long-term bonds in the country where the plan is established, and the historical risk premium of equity or real estate over long-term bond yields. The approach is consistent with the principle that assets with higher risk provide a greater return over the long-term.

The assumed healthcare cost trend used for measurement purposes is 8.5% for 2012, decreasing gradually to 5.0% by 2017 and remaining at that level thereafter. A one percentage point change in assumed healthcare cost trend rates would have the following effects in respect of the expense associated with the Other Benefit Plan:

	Other Benefit Plan
	1% Increase	1% Decrease
Sensitivity analysis
Effect on current service and interest costs	$10	$(10)
Effect on accumulated benefit obligation	106	(109)

Information Related to Accumulated Other Comprehensive Income (Loss)
Post retirement benefit actuarial losses (gains) recognized in the ending balance of Accumulated other comprehensive income (loss) consist of:

	At December 31,
	2011	2010	2009	2008
Net actuarial losses (gains):
Pension Plan	$26,479	$16,113	$12,612	$17,507
Other Benefit Plan	659	1,381	1,662	(236)
Net actuarial losses	27,138	17,494	14,274	17,271
Less: income tax effect	(10,557)	(6,805)	(5,553)	(6,718)
Net actuarial losses after tax	$16,581	$10,689	$8,721	$10,553

Sebree estimates that approximately $2,648 and $66 related to the amounts shown at December 31, 2011 in the table above for Pension Plan and Other Benefit Plan obligations, respectively, will be amortized into net periodic benefit cost from Accumulated other comprehensive income (loss) during the year ending December 31, 2012.

10.    FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

Financial Risk Management
Sebree’s policies with regard to financial risk management are determined and governed by its Owner. The Owner’s policies with regard to financial risk management are clearly defined and consistently applied and are a fundamental part of the Owner’s long-term strategy. As it relates to Sebree’s operations, such policies cover areas such as commodity price risk, credit risk, and liquidity risk and capital management.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Commodity price risk
Sebree’s financial performance is influenced by fluctuations in the price of aluminum, energy and other raw materials and therefore Sebree has significant exposure to commodity prices. Sebree’s normal policy is to sell its products at prevailing market prices and participate in the Owner’s derivative financial instruments program related to risk management. None of the Owner’s financial assets or liabilities is allocated to Sebree. As the derivative financial instruments program is managed by the Owner, Sebree is not a counterparty to any contracts and therefore, it is not practical to allocate any exposure or perform a sensitivity analysis for Sebree.

Credit risk
Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. Sebree sells all of its finished products through a sales office also owned and operated by the Owner. A portion of the sales office’s activities is included in Sebree’s results of operations. As a result, Sebree is exposed to credit risks associated with the collection of trade receivables by the sales office. See Note 1 – Business and Summary of Significant Accounting Policies – Revenue Recognition and Sales Office Operations.

Customer credit risk is managed through the Owner’s established policies, procedures and controls relating to customer credit risk management. Credit limits are established for all customers based on internal or external rating criteria. Where customers are rated by an independent credit rating agency, these ratings are used to establish credit limits. In circumstances where no independent credit rating exists, the credit quality of the customer is assessed based on an extensive credit rating scorecard. Customer receivables are regularly monitored and any credit concerns highlighted to senior management. High risk shipments to major customers are generally covered by letters of credit or other forms of credit insurance.

Liquidity risk and capital management
Sebree’s liquidity and risk management strategies are managed by its Owner. Liquidity needs and surpluses of Sebree are managed through cash transfers through Owner’s net investment. Sebree has no borrowing facilities with third parties or the Owner, and relies solely on the Owner for its ongoing cash funding requirements in excess of its own ability to generate cash.

Financial Instruments
Sebree has no financial instruments other than cash and cash equivalents, restricted cash, trade receivables and trade payables, which are carried on its carve-out balance sheets at fair value due to their nature and/or short maturities.

11.    RELATED PARTY TRANSACTIONS

For all related party sales and purchases of goods and services, terms and prices are established under transfer pricing agreements between Sebree and the Owner at levels intended to approximate prevailing market rates.

The following table describes the nature and amounts of related party transactions included in Sebree’s carve-out statements of operations.

		Years Ended December 31,
	Notes	2011	2010	2009
Sales and operating revenues		$—	$—	$175
Purchases of inventories(A)		147,102	116,795	97,277
Derivative financial instruments(B)
Net (gains) losses on derivative financial instruments allocated by the Owner	1	2,368	(3,696)	76
Selling and administrative expenses
General corporate expenses allocated by the Owner	1	8,215	7,936	7,023
Research and development expenses	1	2,235	2,436	2,106
Other expenses (income) – net
Other – net	2	(29)	(44)	−

(A)	Purchases of inventories (raw materials) from the Owner are included in both Cost of sales and operating expenses and Inventories.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

(B)	Consists of both realized and unrealized (gains) losses on derivative financial instruments which are included in Cost of sales and operating expenses.

The following table describes the nature and year-end balances of related party amounts included in Sebree’s carve‑out balance sheets.

	At December 31,
	2011	2010	2009	2008
Trade receivables	$—	$101	$62	$8
Trade payables(A)	11,660	6,999	8,766	14,302

(A)	Trade payables due to the Owner arise from the purchase of raw materials from the Owner and amounts directly charged by the Owner for research and development expenses.

12.    COMMITMENTS AND CONTINGENCIES

Commitments
Commitments for Energy Purchases – Power Contract
From 1998 through 2009, Sebree (through Alcan and subsequently Rio Tinto) and another third party smelter were under the same contract to purchase approximately two-thirds of each of their electricity requirements from a power company. The contract included favorable pricing for Sebree and was scheduled to expire on December 31, 2011. Sebree sourced the remainder of its electricity needs from the market under short-term contracts. During July 2009, Rio Tinto and the other third party smelter both agreed with the power company’s request to terminate the existing contract and enter into a new, long-term, cost-plus contract to purchase all of their electricity requirements through 2023.
In consideration for Rio Tinto’s agreement to terminate the existing contract and enter into a new one, the previous power supplier paid us amounts totaling $84,516 during 2009. We received $37,744 paid directly to us in cash representing compensation for the termination of the contract, rebates earned under the previous contact and future fuel costs. We also received $46,772 in cash payments that were deposited in escrow accounts under our name and control, comprised of: (i) a “fuel” escrow account balance of $30,306; and (ii) additional escrow account balances totaling $16,466 which are being released from escrow to us on a scheduled basis between January 2010 and January 2012.

Of the total amount we received in 2009: (i) $3,777 was recognized immediately as a reduction of energy costs within Cost of sales and operating expenses during the year ended December 31, 2009; (ii) $50,433 was recorded as Deferred supplier incentives in our carve-out balance sheets and is being amortized as a reduction of energy costs on a straight-line basis over the 30 month period between July 2009 and December 2011; and (iii) $30,306 related to the “fuel” escrow account was also recorded as a Deferred supplier incentive and is being amortized as a reduction of energy costs based on our monthly usage (which was exhausted by September 2012).

During January 2011, we received an additional $4,250 in further incentives from the power company related to this contract. This amount was deposited in the “fuel” escrow account and recorded as additional Deferred supplier incentives.

The following table summarizes the amounts included in our carve-out statements of operations related to these arrangements.

	Years Ended December 31,
	2011	2010	2009
Cost of sales and operating expenses (as a reduction of energy costs)(A)	$(29,970)	$(30,805)	$(18,006)

(A)
The amount for the year ended December 31, 2009 includes $3,777 which was received and recognized immediately and $14,229 representing amortization of the deferred supplier incentives as described above.

Commitments to Purchase Capital Expenditures
Sebree enters into contracts to acquire capital expenditures in the normal course of operations. At December 31, 2011, we had commitments to purchase capital expenditures totaling $13,999 during the year ending December 31, 2012.

RIO TINTO
SEBREE
NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS
DECEMBER 31, 2011

(in thousands of US dollars)

Commitments under Operating Leases
Sebree leases certain buildings and machinery and equipment under various operating lease agreements. Total operating lease expense was as follows:

	Years Ended December 31,
	2011	2010	2009
Total operating lease expense	$442	$347	$288

At December 31, 2011, Sebree’s future minimum payments under non-cancellable operating leases were as follows:

For the Year Ending December 31,	Amounts
2012	$5
2013	1
2014	−
2015	−
2016	−
$6

Contingencies
From time to time, various lawsuits, claims and proceedings have been or may be instituted or asserted against the Owner as a result of Sebree’s operations, including those pertaining to environmental or commercial matters, product quality and taxes. While the amounts claimed may be substantial, the ultimate liability cannot always be immediately determined because of considerable uncertainties that may exist. Therefore, it is possible that results of operations or liquidity in a particular future period could be materially affected by the resolution of certain contingencies. However, based on facts currently available, management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on Sebree’s financial position or liquidity. Sebree provides for accruals in specific instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.

Although there is a possibility that liabilities may arise in other instances for which no accruals have been made, management does not believe that any losses in excess of accrued amounts would be sufficient to significantly impair Sebree’s operations, have a material adverse effect on Sebree’s financial position or liquidity, or materially and adversely affect Sebree’s results of operations for any particular reporting period, in the absence of unusual circumstances.